Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

Stage Stores Announces Fourth Quarter and Full Year 2007 Results

Provides First Quarter and Full Year 2008 Guidance

HOUSTON, TX, March 11, 2008 -- Stage Stores, Inc. (NYSE: SSI) today reported net income for the thirteen week fourth quarter ended February 2, 2008 of $31.7 million, or $0.78 per diluted share, compared to net income of $39.6 million, or $0.88 per diluted share, for the prior year fourteen week fourth quarter ended February 3, 2007.  Last year’s fourth quarter results include various non-comparable income items that totaled $0.10 per diluted share.

As previously reported by the Company, total sales for this year’s thirteen week fourth quarter were $473.0 million vs. $491.2 million for the fourteen week fourth quarter last year.  Sales during last year’s fourteenth week totaled $21.4 million.  Comparable store sales for the fourth quarter (thirteen weeks vs. first thirteen weeks) decreased 3.1% vs. an increase of 2.5% in the prior year.

Commenting on the Company’s fourth quarter results, Jim Scarborough, Chairman and Chief Executive Officer, stated, “When you take last year’s non-comparable income items into consideration, our Q-4 diluted earnings per share were the same on a year-over-year basis.  Given the challenging economic environment that we operated in throughout 2007, we are pleased with our fourth quarter results, which benefited from our careful management of inventory levels and merchandise receipt flows, tight controls over our operating expenses, and our stock repurchase activities.”

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Stage Stores Reports
Fourth Quarter Results
Page - 2

Total sales for the 52 week 2007 fiscal year were $1,545.6 million vs. $1,550.2 million for the 53 week 2006 fiscal year.  Comparable store sales for the fiscal year (52 weeks vs. first 52 weeks) decreased 1.1% vs. an increase of 3.5% last year.  Net income for the 2007 fiscal year was $53.1 million, or $1.24 per diluted share, compared to $55.3 million, or $1.25 per diluted share, for the prior year.  This year’s results include a non-comparable income item of $0.04 per diluted share recorded in the first quarter.

Commenting on the full year results, Mr. Scarborough said, “Overall, 2007 was a tremendously challenging year.  The issues facing retailers throughout the year were well chronicled, including an economically stressed consumer, unseasonable weather patterns, and a general lack of must-have apparel items, particularly in the misses sportswear area.

“Looking back, on a comparable 52 week basis, our 2007 total sales were up versus last year, and our diluted earnings per share were down slightly. Our ongoing growth initiatives in plus sizes and cosmetics, which included the installation of additional Estee Lauder and Clinique counters, proved to be successful, as these categories, along with dresses, produced comparable store sales increases for the year.  With regard to new store activities, we opened 47 new stores and entered two new states.  We also completed the installation of our SAS/MarketMax merchandise planning system and we began work on our third distribution center in Jeffersonville, Ohio.  I want to thank our 14,000 associates whose hard work, diligence, and dedication made all of these accomplishments possible.

“Looking ahead, we do not expect the currently tough economic conditions to improve significantly in the near term, and accordingly, we have taken a conservative view in developing our sales estimates for 2008.  We are projecting that our comparable store sales will be in a range of flat to negative low single digits for the year, and we have planned our inventory and expense levels accordingly.  However, we still believe that we can achieve increases in both our total sales and diluted earnings per share, driven by disciplined inventory management, tight expense controls, new store growth, and the beneficial impact of our stock repurchase activities.  We will continue to pursue opportunities for significant unit growth, with plans to open approximately 70 new stores during 2008.

“As always, we will focus intently on making our stores “the store of choice” in small town America, and to producing the best possible returns for our shareholders,” Mr. Scarborough concluded.

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Stage Stores Reports
Fourth Quarter Results
Page - 3

FISCAL 2008 - FIRST QUARTER AND FULL YEAR GUIDANCE

The Company expects comparable store sales to be in a range of flat to negative low single digits for the first quarter and full year.

1ST Quarter 2008:

	1Q 2008 OUTLOOK			1Q 2007 ACTUAL
Sales ($mm)	$360	-	$367	$358.2

Net Income ($mm)	$5.0	-	$6.2	$9.1

Diluted EPS	$0.13	-	$0.16	$0.20

Diluted Shares (m)	38,850			44,790

•	1Q 2007 results include a non-comparable gain of $0.04 per diluted share related to the March 2004 sale of the Peebles private label credit card portfolio.

FY 2008:

	FY 2008 OUTLOOK			FY 2007 ACTUAL
Sales ($mm)	$1,604	-	$1,637	$1,545.6

Net Income ($mm)	$48.4	-	$53.7	$53.1

Diluted EPS	$1.24	-	$1.38	$1.24

Diluted Shares (m)	39,000			42,720

•	FY 2007 results include a non-comparable gain of $0.04 per diluted share related to the March 2004 sale of the Peebles private label credit card portfolio.

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Stage Stores Reports
Fourth Quarter Results
Page - 4

Conference Call Information

The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its fourth quarter results.  Interested parties can participate in the Company’s conference call by dialing 703-639-1223.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, March 21, 2008.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 695 stores located in 35 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

Caution Concerning Forward-Looking Statements

This document contains “forward-looking statements”. Forward-looking statements reflect our expectations regarding future events and operating performance and often contain words such as "believe", "expect", "may", "will", "should", "could", "anticipate", "plan" or similar words.  In this document, forward-looking statements include comments regarding the Company’s outlook and expectations for the first quarter of the 2008 fiscal year and full 2008 fiscal year.  Forward-looking statements are subject to a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") on April 3, 2007 and other factors as may periodically be described in our other filings with the SEC.  Forward-looking statements speak only as of the date of this document. We do not undertake to update our forward-looking statements.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Thirteen Weeks Ended February 2, 2008		Fourteen Weeks Ended February 3, 2007
	Amount	% to Sales	Amount	% to Sales (1)

Net sales	$473,010	100.0%	$491,187	100.0%
Cost of sales and related buying, occupancy and distribution expenses	326,357	69.0%	333,258	67.8%
Gross profit	146,653	31.0%	157,929	32.2%
Selling, general and administrative expenses	93,359	19.7%	92,558	18.8%
Store opening costs	978	0.2%	1,055	0.2%
Interest expense, net of income of $0 and $45, respectively	1,744	0.4%	1,548	0.3%
Income before income tax	50,572	10.7%	62,768	12.8%
Income tax expense	18,921	4.0%	23,162	4.7%
Net income	$31,651	6.7%	$39,606	8.1%

Basic and diluted earnings per share data:
Basic earnings per share	$0.80		$0.91
Basic weighted average shares outstanding	39,742		43,651

Diluted earnings per share	$0.78		$0.88
Diluted weighted average shares outstanding	40,462		44,954

(1) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Income
(in thousands, except earnings per share)
(Unaudited)

	Fifty-Two Weeks Ended February 2, 2008		Fifty-Three Weeks Ended February 3, 2007
	Amount	% to Sales	Amount	% to Sales

Net sales	$1,545,606	100.0%	$1,550,180	100.0%
Cost of sales and related buying, occupancy and distribution expenses	1,100,892	71.2%	1,096,693	70.7%
Gross profit	444,714	28.8%	453,487	29.3%
Selling, general and administrative expenses	350,248	22.7%	352,870	22.8%
Store opening costs	4,678	0.3%	7,825	0.5%
Interest expense, net of income of $0 and $175, respectively	4,792	0.3%	5,011	0.3%
Income before income tax	84,996	5.5%	87,781	5.7%
Income tax expense	31,916	2.1%	32,479	2.1%
Net income	$53,080	3.4%	$55,302	3.6%

Basic and diluted earnings per share data:
Basic earnings per share	$1.27		$1.33
Basic weighted average shares outstanding	41,764		41,559

Diluted earnings per share	$1.24		$1.25
Diluted weighted average shares outstanding	42,720		44,111

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par values)
(Unaudited)

	February 2, 2008	February 3, 2007

ASSETS
Cash and cash equivalents	$17,028	$15,866
Merchandise inventories, net	342,622	332,763
Current deferred taxes	32	23,231
Prepaid expenses and other current assets	43,557	42,512
Total current assets	403,239	414,372

Property, equipment and leasehold improvements, net	329,709	278,839
Goodwill	95,374	95,374
Intangible asset	14,910	14,910
Other non-current assets, net	28,258	21,491
Total assets	$871,490	$824,986

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$94,505	$85,477
Current portion of debt obligations	6,158	86
Accrued expenses and other current liabilities	66,538	75,141
Total current liabilities	167,201	160,704

Debt obligations	94,436	16,528
Other long-term liabilities	89,007	76,346
Total liabilities	350,644	253,578

Commitments and contingencies

Common stock, par value $0.01, 100,000 and 64,603 shares authorized, 55,113 and 54,343 shares issued, respectively	551	543
Additional paid-in capital	479,960	462,745
Less treasury stock - at cost, 16,907 and 10,708 shares, respectively	(277,691)	(165,094)
Accumulated other comprehensive loss	(1,766)	(1,908)
Retained earnings	319,792	275,122
Stockholders' equity	520,846	571,408
Total liabilities and stockholders' equity	$871,490	$824,986

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Fifty-Two	Fifty-Three
	Weeks Ended	Weeks Ended
	February 2, 2008	February 3, 2007
Cash flows from operating activities:
Net income	$53,080	$55,302
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,699	45,534
Gain on insurance proceeds related to property, equipment and leashold improvements	-	(2,151)
Deferred income taxes	21,095	6,397
Stock-based compensation tax benefits	3,816	7,234
Stock-based compensation expense	7,695	4,827
Amortization of debt issuance costs	239	447
Excess tax benefits from stock-based compensation	(3,801)	(6,925)
Construction allowances from landlords	18,765	8,946
Proceeds from sale of private label credit card portfolio, net	-	4,436
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(9,859)	(47,814)
Increase in other assets	(4,531)	(7,001)
Decrease in accounts payable and other liabilities	(11,663)	(14,067)
Total adjustments	71,455	(137)
Net cash provided by operating activities	124,535	55,165

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(95,311)	(71,914)
Acquisition of B.C. Moore, net of cash acquired	-	(35,622)
Proceeds from insurance proceeds related to property, equipment and leashold improvements	-	2,151
Proceeds from sale of property and equipment	41	289
Net cash used in investing activities	(95,270)	(105,096)

Cash flows from financing activities:
Proceeds from (payments on):
Borrowings under revolving credit facility, net	49,869	13,635
Repurchases of common stock	(112,597)	(21,579)
Finance lease obligations	1,850	-
Debt obligation payments	(158)	(74)
Debt issuance	32,419	-
Debt issuance costs	(589)	-
Exercise of stock options, warrants and stock appreciation rights	5,712	38,125
Excess tax benefits from stock-based compensation	3,801	6,925
Cash dividends	(8,410)	(4,918)
Net cash (used in) provided by financing activities	(28,103)	32,114
Net increase (decrease) in cash and cash equivalents	1,162	(17,817)

Cash and cash equivalents:
Beginning of period	15,866	33,683
End of period	$17,028	$15,866